EXHIBIT 10.3


                  IPIX TRADEMARK/SERVICE MARK LICENSE AGREEMENT


     This IPIX Trademark/Service Mark License Agreement (hereinafter, "Agreement") is entered into as of the effective date set forth below (hereinafter, "Effective Date") by and between IPIX Corporation, a Delaware corporation (hereinafter, "Licensor"), and AdMission Corporation, a Delaware corporation (hereinafter, "Licensee").

     WHEREAS, Licensor is the owner of and has the right to use and license others the right to use the trade name, trademark and service mark IPIX, including a U.S. Trademark Application Serial No.: 78/463,342 for "IPIX" filed on August 6, 2004, Reg. No.: 2,462,085 for IPIX (Design), Reg. No.: 2,261,417
for IPIX and certain other trademarks and business brands, the details of which are attached hereto as Exhibit 1 (hereinafter referred to collectively as the "Licensed Mark") in the United States and other countries throughout the world;

     WHEREAS, Licensee is the purchaser of certain of the tangible assets of Licensor's AdMission business unit, exclusive of any use relating to the security, surveillance, military and/or police fields (hereinafter, "Security Sector") under the terms of an agreement entitled "Asset Purchase Agreement" by and between IPIX Corporation as "Seller", and Licensee as the "Buyer";

     WHEREAS, Licensor is willing to license the Licensed Mark to Licensee; and

     WHEREAS, Licensee is interested in using the Licensed Mark on the terms set forth herein;

     NOW THEREFORE, in consideration of the mutual promises made herein and for good and valuable consideration, Licensor and Licensee agree as follows:

                                   ARTICLE I
                                     LICENSE

     1.1 Licensor hereby grants to Licensee on the terms and subject to the conditions of this Agreement a non-exclusive, royalty-free license to use the Licensed Mark for a term of eighteen (18) months from the Effective Date (hereinafter, "Term"); provided, however, that Licensee shall be permitted to use the Licensed Mark for an additional six (6) months to phase out the use of the Licensed Mark for IPIX AdMission installations in existence prior to the Effective Date of this Agreement.

     1.2 Licensee agrees to use the Licensed Mark in accordance with the IPIX Admission Usage Guidelines attached hereto as Exhibit 2 and made part hereof.

     1.3 Licensor grants to Licensee a license to use the Licensed Mark in those countries or jurisdictions in which the Licensor has registered or does register the Licensed Mark (the "Territory"). Nothing herein shall be deemed to create any obligation on the part of the Licensor to register the Licensed Mark in any country or jurisdiction.

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     1.4 Licensor  grants to Licensee a license to use the Licensed Mark only in connection with "Company's Marketplace Definition." Licensee will not conduct any business activities under the Licensed Mark other than those sectors and activities covered by "Company's Marketplace Definition", and specifically Licensee represents and warrants it will not use the Licensed Mark in the Security Sector. For the purposes of this Agreement, "Company's Marketplace Definition" shall have the meaning set forth in the Patent Purchase and License Agreement by and between the Licensor and the Licensee dated as of February 11, 2005.

                                   ARTICLE II
                                    GOODWILL

     2.1 Licensee expressly recognizes and acknowledges that all use of the Licensed Mark and all goodwill connected therewith shall inure to the benefit of Licensor.

     2.2 Licensee shall not use the Licensed Mark in any other countries outside the Territory, in any other locations, in any other manner, in connection with any other goods and services, or for any other purposes other than those set forth above.

                                  ARTICLE III
                              LICENSEE'S OWN MARKS

     3.1 Licensee shall develop a new product name and mark to replace IPIX and plan for implementation of that new name and mark prior to the expiration of this Agreement. Licensee shall notify Licensor of the new product name and mark prior to its introduction and supply Licensor with Licensee's plan for implementation of the new name and mark within twelve (12) months of the Effective Date of this Agreement. Licensee expressly agrees it will not adopt the trademark IPIX or any confusingly similar name or mark as its new product name and mark.

     3.2 Licensor acknowledges it assigned all right, title and interest in and to the mark ADMISSION and its common law rights, including goodwill associated therewith, to Licensee, pursuant to the Asset Purchase Agreement.

     3.3  Licensee  shall  have  the  right  to use its own  marks,  advertising expressions, and signs together with the Licensed Mark when promoting, advertising or marketing products and/or services covered by this Agreement, or separately when engaging in promotion, advertising and marketing activities for goods and services unrelated to Company's Marketplace Position. The Licensed Mark shall not be combined with marks or other intellectual property owned by Licensee or any third party in such a way as to diminish the separate identity of the Licensed Mark, except as otherwise provided in the IPIX AdMission Usage Guidelines.




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                                   ARTICLE IV
                                 QUALITY CONTROL

     4.1 In order to preserve the inherent value of the Licensed Mark, Licensee agrees to use its best efforts to ensure the products and services being promoted, marketed and sold by Licensee under the Licensed Mark pursuant to this Agreement shall be of a quality reasonably comparable to similar products and services promoted, marketed and sold by Licensor immediately prior to the sale of assets to Licensee under the Asset Purchase Agreement.

     4.2 It is expressly understood that the quality control standards being adhered to include compliance with all federal, state, and local laws and regulations in all material respects relating to Company's Marketplace Definition described in Section 1.4 above. Furthermore, use of the Licensed Mark on goods and services shall be in a manner that does not offend the sense of propriety prevailing in the community in which such products and services are marketed.

     4.3 Upon request, Licensee agrees to assist Licensor to the extent reasonably necessary to verify Licensee's compliance with the quality control provisions of this Agreement so long as such verification does not unreasonably interfere with Licensee's regular business. This assistance shall include, but shall not be limited to, reasonable review of representative advertising and other promotional uses of the Licensed Mark; visits to any and all locations where the Licensed Mark is displayed; review of all customer complaint files; and review of any complaints by federal, state or local authorities.

     4.4 Licensor and Licensee acknowledge that they are equally aware of the outstanding image, reputation and goodwill attached to the Licensed Mark and each share a common interest in protecting and preserving such image, reputation and goodwill. Licensee shall therefore exercise its best efforts to perpetuate said image, reputation and goodwill. It is agreed that Licensee shall have the right to use the Licensed Mark in television advertising, Internet web sites and advertising, outside signs, inside signs, stationery, newspaper advertising, business cards, forms, telephone directory listings, corporate names, flyers, brochures, magazines, public and private advertising and promotional purposes, displays and any other manner of use in the ordinary course of its business which will not be inconsistent with the use of identification marks by other similar businesses, and Licensee will not impair unreasonably the image, reputation and goodwill of the Licensed Mark by any such use.

                                   ARTICLE V
                                    INDEMNITY

     5.1 Licensee shall be responsible for and agree to indemnify and defend Licensor, its affiliates, its parent companies, and all of their officers, directors, agents, and employees, and to hold each of them harmless from any claims, demands, causes of action or damages, including attorneys' fees, arising out of or in connection with the Licensee's breach of this Agreement or the use by Licensee or anyone under Licensee's direct or indirect control of the Licensed Mark or arising out of the performance or advertising of any service or activity conducted by Licensee or anyone under Licensee's direct or indirect control under the Licensed Mark, notwithstanding any approval which may have been given by Licensor. Licensee shall be kept fully informed of the conduct of each such claim, demand or cause of action. This section shall not apply to

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claims or actions by third  parties based on trademark  infringement,  or unfair competition claims related to trademark claims, based on the Licensed Mark.

                                   ARTICLE VI
                                  INFRINGEMENTS

     6.1 Licensee shall promptly notify Licensor of any use of any word or words, symbol or design, or combination of the foregoing, that might constitute infringement of the Licensed Mark of which Licensee is or becomes aware, as well as of any action which may be detrimental or harmful to Licensor's right to and interest in the Licensed Mark.

     6.2 Except as provided in Section 7.4 below, Licensor shall have the exclusive right to bring or defend all actions or proceedings relating to the Licensed Mark and Licensee shall cooperate with Licensor in the prosecution or defense of such actions by or against third parties.

     6.3 Licensee shall execute all papers necessary and desirable in connection with any action or proceedings relating to the Licensed Mark and shall testify or provide evidence whenever reasonably requested to do so.

     6.4 Licensee shall promptly notify Licensor of any claim, demand or suit brought against it by virtue of Licensee's use of the Licensed Mark and shall give Licensor reasonable opportunity to defend against such claim, demand or suit. In the event that Licensor does not notify Licensee within thirty (30) days that it will participate in such defense, Licensee shall have the right to defend such action at its own expense including without limitation, the right to settle any such action, subject to the prior approval of Licensor of any settlement which, in Licensor's opinion, affects the rights of Licensor in the Licensed Mark, which approval shall not be unreasonably withheld.

                                  ARTICLE VII
                                   TERMINATION

     7.1 This Agreement shall expire as provided in Section 2.1 unless earlier terminated for any of the following reasons:

          (a) a material breach of this Agreement by Licensee not substantially remedied within thirty (30) days of receipt of written notice thereof given by Licensor;

          (b) insolvency of Licensee; or

          (c) the filing of a bankruptcy petition by Licensee.

     7.2 On or before  expiration of this  Agreement in accordance  with Section
2.1 above, Licensee shall have removed and/or destroyed all materials used by it bearing the Licensed Mark, including but not limited to indoor and outdoor signs, Internet web sites, stationery, forms, business cards, advertisements, telephone book listings and company names.

     7.3 Upon termination of this Agreement at any time for any reason other than expiration of the Agreement as provided in Section 2.1 above, Licensee shall have sixty (60) days to remove and/or destroy any materials bearing the

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Licensed  Mark  including  but not  limited  to, all indoor and  outdoor  signs,
Internet web sites, stationery, forms, business cards, advertisements, telephone book listings and company names.

     7.4 Upon termination or expiration of this Agreement, Licensee will promptly execute all necessary or appropriate documents to confirm Licensor's exclusive ownership of the Licensed Mark.

     7.5 Should Licensee fail to comply substantially with the provisions of Sections 7.2, 7.3 and 7.4, Licensor shall notify Licensee of its failure to comply and Licensor may exercise its rights for damages and equitable relief, including the right to injunctive relief as set forth in Section 12.2 below.

                                  ARTICLE VIII
                             INDEPENDENT CONTRACTOR

     8.1 It is understood that Licensee is an independent contractor engaged in the operation of its own business. This Agreement shall not make Licensee a legal representative or agent of Licensor for any purpose whatsoever, and Licensee shall not have the right nor authority to assume, create or incur any liability or obligation of any kind, expressed or implied, against, in the name of or on behalf of Licensor.

                                   ARTICLE IX
                                   ALIENATION

     9.1 This Agreement shall not be assigned, sublicensed, franchised or transferred, and no obligations hereunder may be delegated by Licensee without the prior written consent of Licensor. Any attempted assignment, sublicense, transfer, delegation, franchise or other shall be void and of no force or effect.

                                   ARTICLE X
                                  MODIFICATION

     10.1 No modifications, amendments, or supplements to this Agreement, whether preceding, contemporaneous with or subsequent to the date hereof, shall be effective for any purposes unless in writing and signed by each of the parties.

                                   ARTICLE XI
                                     NOTICE

     11.1 Unless otherwise specifically agreed in writing, all notices required or permitted hereunder shall be in writing, and given by personal delivery, courier, facsimile, or certified or registered mail with postage prepaid and return receipt requested. Notices given by Licensor to Licensee shall be addressed to:

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             AdMission Corporation
             3160 Crow Canyon Road
             San Ramon, CA  94583
             Attention:   President

     Notices given by Licensee to Licensor shall be addressed to:

             IPIX Corporation
             8000 Towers Crescent Drive, Suite 1350
             Vienna, VA  22182
             Attention: Clara Conti, President and Chief Executive Officer
             Telephone: (703) 847-3670
             Facsimile:  (703) 338-8501

or at such other address or addresses as the Party addressed may from time to time designate in writing pursuant to notice given in accordance with this section.

     Notices sent by facsimile transmission will be presumed delivered on the day of transmission. Notices sent by personal delivery, courier or certified or registered mail will be presumed delivered on the date signed for.

                                  ARTICLE XII
                            MISCELLANEOUS PROVISIONS

     12.1 This Agreement will be interpreted and governed by the Lanham Act (15 U.S.C. Sec. 1051 et seq.) and the internal laws of the state of California, and Licensor and Licensee will submit to jurisdiction in Federal District Court for the Central District of California for the purpose of resolving any dispute under this Agreement.

     12.2 Licensee recognizes that the Licensed Mark possesses a special, unique and extraordinary character, which makes it difficult to assess the monetary damages Licensor would sustain in the event of unauthorized use. Licensee expressly recognizes and agrees that an irreparable injury would be caused to Licensor by such unauthorized use, and agrees that preliminary or permanent injunctive relief is appropriate in the event of a breach of this Agreement by License.

     12.3 Termination or expiration of this Agreement will not relieve the parties of any liability for any act or omission which occurs before termination or expiration for any reason; nor will termination or expiration for any reason affect in any way the survival of any right or obligation of either party which is expressly stated elsewhere in this Agreement to survive the termination or expiration of this Agreement.

     12.4 If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement will be construed as if such provision had never been included and will be otherwise fully enforceable.

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     12.5 Except as otherwise  agreed,  this  Agreement will be binding upon and inure to the benefit of the parties, their respective successors and assigns.

     12.6 All headings and captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

     12.7 This Agreement supercedes and replaces in its entirety any other licensing agreements between Licensor and Licensee.

     12.8 Time is of the essence of this Agreement.


                           [Signature Page To Follow]













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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by their respective duly authorized officers as of the Effective Date set forth below.

                                   LICENSOR:

                                        IPIX CORPORATION,
                                        a Delaware corporation

                                        By:    /s/ David Wilds
                                               ---------------
                                        Name:  David Wilds
                                        Title: Chairman


                                        LICENSEE:

                                        ADMISSION CORPORATION,
                                        a Delaware corporation
                                        By:      /s/ Sarah Pate
                                                 --------------
                                                 Name:  Sarah Pate
                                                 Title: President



                                   Effective Date:  February 11, 2005
                                                    -----------------





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                                                  EXHIBIT 1
                                                  ---------
                                 IPIX TRADEMARK/SERVICE MARK LICENSE AGREEMENT
                                                  EXHIBIT 1

                    MARK                                                 DESCRIPTION
------------------------------------------------   -----------------------------------------------------------

                    IPIX                                                  Word Mark

------------------------------------------------   -----------------------------------------------------------

              IPIX    AdMission                          IPIX Logo in combination with Business Unit Logo

------------------------------------------------   -----------------------------------------------------------

              IPIX    AdMission                          IPIX Logo in combination with Business Unit Logo
                       Want to See More?                                    with Tagline

------------------------------------------------   -----------------------------------------------------------

               Powered by IPIX                          Legacy Image Submission Tools Branding not used in
                                                        any new product development and will be phased out
                                                                    of customer implementations

------------------------------------------------   -----------------------------------------------------------

              Powered by IPIX                            Legacy Powered By IPIX Logo not used in any new
                                                          product development and will be phased out of
                                                                   customer implementations

------------------------------------------------   -----------------------------------------------------------

                                                         Legacy Image Watermark Branding not used in any
                                                         new product development and will be phased out of
                                                                     customer implementations

------------------------------------------------   -----------------------------------------------------------




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

                                    EXHIBIT 2
                                    ---------

                         IPIX AdMission Usage Guidelines

Objective:

     The purpose of this document is to provide clear branding guidelines and restrictions for the use of the IPIX AdMission logo. The desire of the Licensee is to preserve the goodwill created in the IPIX AdMission logo during the sensitive transition period immediately following the spin off of the IPIX AdMission business unit into an independent entity. Limited continued use of the IPIX AdMission logo will allow the Licensee to avoid potential uncertainty in the market creating delays in customer implementations and opportunities for increased competitive threat.

Restrictions:

     Name: IPIX will only be used in association with "AdMission" (eg: IPIX AdMission); IPIX will not be used in isolation either written or as a wordmark

     Logo: Graphically, IPIX will be used only in association with "AdMission"

     Product naming:

     -      The technology name is:  AdMission;

     - IPIX will NOT be used as part of the product naming strategy for any new product development;

     - Existing implementations will migrate to the new naming strategy as they are renewed.

     The reference to the specific application will have only a descriptive approach in the context of the products, as follows:

            AdMission Classifieds
            AdMission Directories

The various components of the technology will NOT be branded. They will be used consistently in a descriptive manner for example:

         Ad Builder
         Photo Uploader
         Ad Manager
         Ad Viewer





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For branding within a partner's page the following usage of the brand will be:

     AdMission Enhanced

Publicity Guidelines:

     To date all press releases have been issued under the corporate name and boilerplate. Going forward Licensee will adopt a new press release format focusing exclusively on its business: "AdMission, a provider of directional advertising solutions, announced or signed. . . . .

About AdMission

     AdMission Corporation is a provider of patented technology solutions for directional advertising publishers, including newspaper classifieds, yellow pages, and online directories. AdMission is a hosted media platform that provides local advertisers with the means to create rich, visual ads showcasing their businesses, products and services, resulting in more relevant searches for consumers and qualified leads for advertisers. AdMission's powerful competitive advantage provides publishers with one of the most visual, interactive online marketing solutions available. Admission is offered as fully featured products via AdMission Classifieds(TM) and AdMission Directories(TM) or as a custom integrated solution. ......


Transitioning of Website to Licensee

     Licensor shall provide a clickable link on the Licensor's website home page connecting the user to Licensee's website. This link shall be comparable in size, appearance and position with other top-level product and service links on Licensor's website. Initial design and placement of this link and subsequent changes to it are subject to review and approval by Licensor and Licensee, which approval shall not be unreasonably withheld. This link shall remain active during the Term of this Agreement and during any phase out periods as provided for in Article 1.1 above.







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